Ex. 99.1

HD Supply Holdings, Inc.

Unaudited Pro Forma Financial Statements

Overview

On August 1, 2017, pursuant to the terms of the Amended and Restated Agreement and Plan of Merger, dated July 14, 2017 (the “Merger Agreement”), by and among HD Supply Holdings, LLC, a Florida limited liability company (“Holdings LLC”), HD Supply GP & Management, Inc., a Delaware corporation (“GP” and, together with Holdings LLC, “Sellers”), HD Supply Waterworks Group, Inc., a Delaware corporation (“WW Group”), HD Supply Waterworks, Ltd., a Florida limited partnership (“Waterworks Ltd.”), CD&R Plumb Buyer, LLC, a Delaware limited liability company (“Buyer”), CD&R Waterworks Merger Sub, LLC, a Delaware limited liability company (“Merger Sub”), CD&R WW, LLC, a Delaware limited liability company (“Blocker”), CD&R WW Merger Sub, LLC, a Delaware limited liability company (“Blocker Merger Sub”), and (solely as guarantor of Sellers’ obligations under the Merger Agreement) HD Supply, Inc., a Delaware corporation (“HDS”), an indirect wholly-owned subsidiary of HD Supply Holdings, Inc. (“Holdings”),  Sellers and certain affiliates of Sellers completed the sale to Buyer of HD Supply’s Waterworks business (“Waterworks”) (the “Transactions”).  The purchase price paid by Buyer for the Transactions was $2.5 billion in cash, subject to a post-closing working capital adjustment.

Basis of Presentation

The unaudited pro forma consolidated statements of operations for the fiscal years ended January 29, 2017, January 31, 2016, and February 1, 2015 give effect to the Transactions and have been derived from the audited consolidated financial statements and notes thereto included in Holdings’ Form 10-K for the fiscal year ended January 29, 2017 that was filed with the Securities and Exchange Commission (“SEC”) on March 14, 2017 (the “Form 10-K”).  The unaudited pro forma consolidated statements of operations for the three months ended April 30, 2017 and the unaudited pro forma consolidated balance sheet as of April 30, 2017 give effect to the Transactions and have been derived from the unaudited consolidated financial statements and notes thereto included in Holdings’ Form 10-Q for the three months ended April 30, 2017 that was filed with the SEC on June 6, 2017 (the “Form 10-Q”).  The unaudited pro forma consolidated financial statements are based upon available information and assumptions that Holdings believes are reasonable.

The unaudited pro forma consolidated financial statements are provided for informational purposes only and do not purport to project the future financial position or operating results of Holdings, together with its direct and indirect subsidiaries, including HDS. In accordance with pro forma rules, the pro forma unaudited consolidated statements of operations have been prepared as if the Transactions occurred on the first day of the most recently completed fiscal year, or February 1, 2016, except the pro forma unaudited consolidated balance sheet has been prepared as if the Transactions occurred on April 30, 2017. The unaudited pro forma consolidated financial statements, including the notes thereto, should be read in conjunction with Holdings’ audited consolidated financial statements and notes thereto included in the Form 10-K and Holdings’ unaudited consolidated financial statements and notes thereto included in the Form 10-Q.

The unaudited pro forma consolidated statements of operations for the three months ended April 30, 2017 give effect to the following:

• the elimination of the Waterworks segment; and

• the $17 million interest expense reduction as a result of the use of net proceeds from the Transactions to redeem HDS’s 5.25% Senior Secured First Priority Notes due 2021 (the “First Lien Notes”) on February 1, 2016.

HDS issued a notice of redemption to holders of the First Lien Notes on August 2, 2017 for a redemption date of September 1, 2017. HDS has not yet definitively determined how it will use the remaining net proceeds from the Transactions and continues to evaluate additional debt repayment and other options in regards to the use of such net proceeds therefrom.

The unaudited pro forma consolidated statements of operations for the year ended January 29, 2017 give effect to the following:

• the elimination of the Waterworks segment; and

• the $68 million interest expense reduction as a result of the use of net proceeds from the Transactions to redeem the First Lien Notes on February 1, 2016.The unaudited pro forma consolidated statements of operations for the year ended January 29, 2017 do not give effect to the recognition of a $162 million gross loss on extinguishment of debt as a result of the use of net proceeds from the Transactions to redeem the First Lien Notes on February 1, 2016 as this loss is a nonrecurring charge.

HDS issued a notice of redemption to holders of the First Lien Notes on August 2, 2017 for a redemption date of September 1, 2017.  HDS has not yet definitively determined how it will use the remaining net proceeds from the Transactions and continues to evaluate additional debt repayment and other options in regards to the use of such net proceeds therefrom.

The unaudited pro forma consolidated statements of operations for the years ended January 31, 2016 and February 1, 2015 give effect to the elimination of the Waterworks segment.

The unaudited pro forma consolidated balance sheet as of April 30, 2017 gives effect to the following:

• the elimination of the Waterworks segment;

• the receipt of $2.5 billion proceeds from the sale of Waterworks, the payment of an estimated $40 million of transaction costs and $20 million of taxes on the sale of Waterworks, and recognition of the $728 million gain on sale, net of taxes, as if the sale occurred on April 30, 2017; and

• the use of $1,350 million of net proceeds from the Transactions to redeem all of the outstanding $1,250 million aggregate principal of the First Lien Notes, payment of a $77 million make-whole premium calculated in accordance with the terms of the indenture governing the First Lien notes, and payment of $25 million of accrued but unpaid interest to the redemption date, offset by the reduction of $2 million of tax payments as a result of the redemption.

HDS issued a notice of redemption to holders of the First Lien Notes on August 2, 2017 for a redemption date of September 1, 2017. HDS has not yet definitively determined how it will use the remaining net proceeds from the Transactions and continues to evaluate additional debt repayment and other options in regards to the use of such net proceeds therefrom.

HD SUPPLY HOLDINGS, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

Amounts in millions, except share and per share data

	Three Months Ended April 30, 2017
		Adjustments*
	As Reported	Disposition (1)	Impact of Use of Proceeds	Pro forma

Net Sales	$1,873	$(657)	$—	$1,216
Cost of sales	1,242	(510)	—	732
Gross Profit	631	(147)	—	484

Operating expenses:
Selling, general and administrative	431	(97)	—	334
Depreciation and amortization	24	(3)	—	21
Restructuring	—	—	—	—
Total operating expenses	455	(100)	—	355
Operating Income	176	(47)	—	129
Interest expense (2)	49	—	(17)	32
Loss on extinguishment of debt	3	—	—	3
Other (income) expense, net	2	(2)	—	—
Income (Loss) from Continuing Operations Before Provision (Benefit) for Income Taxes	122	(45)	17	94
Provision (benefit) for income taxes	37	(18)	7	26
Income (Loss) from Continuing Operations	$85	$(27)	$10	$68

Weighted average shares outstanding (thousands):
Basic	200,708			200,708
Diluted	203,017			203,017
Income (loss) from continuing operations per share:
Basic	$0.42			$0.34
Diluted	$0.42			$0.33

*Adjustments reflect:

(1) Elimination of the historical revenue and expenses of Waterworks, as if the sale had occurred at the beginning of the prior fiscal year.

(2) Reduction in interest expense to reflect the use of net proceeds from the Transactions to redeem the First Lien Notes on February 1, 2016.  Interest expense reduction includes cash interest and reduction in amortization of related deferred financing costs.

The Company has not yet definitively determined how it will use the remaining net proceeds from the Transactions and continues to evaluate additional debt repayment and other options in regards to the use of such net proceeds therefrom.

HD SUPPLY HOLDINGS, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

Amounts in millions, except share and per share data

	Year Ended January 29, 2017
		Adjustments*
	As Reported	Disposition (1)	Impact of Use of Proceeds	Pro forma

Net Sales	$7,439	$(2,620)	$—	$4,819
Cost of sales	4,907	(2,013)	—	2,894
Gross Profit	2,532	(607)	—	1,925

Operating expenses:
Selling, general and administrative	1,637	(368)	—	1,269
Depreciation and amortization	95	(11)	—	84
Restructuring	9	(2)	—	7
Total operating expenses	1,741	(381)	—	1,360
Operating Income	791	(226)	—	565
Interest expense (2)	269	—	(68)	201
Loss on extinguishment of debt	179	—	—	179
Other (income) expense, net	—	—	—	—
Income (Loss) from Continuing Operations Before Provision (Benefit) for Income Taxes	343	(226)	68	185
Provision (benefit) for income taxes	139	(88)	27	78
Income (Loss) from Continuing Operations	204	(138)	41	107

Weighted average shares outstanding (thousands):
Basic	199,385			199,385
Diluted	202,000			202,000
Income (loss) from continuing operations per share:
Basic	$1.02			$0.54
Diluted	$1.01			$0.53

*Adjustments reflect:

(1) Elimination of the historical revenue and expenses of Waterworks, as if the sale had occurred at the beginning of the period presented.

(2) Reduction in interest expense to reflect the use of net proceeds from the Transactions to redeem all of the outstanding $1,250 million aggregate principal of the First Lien Notes on February 1, 2016.

Adjustments do not include an increase to loss on extinguishment of debt to reflect the use of net proceeds from the Transactions to redeem all of the outstanding $1,250 million aggregate principal of the First Lien Notes on February 1, 2016 as the loss is a nonrecurring charge. The redemption on February 1, 2016 would have resulted in a $162 million loss on extinguishment of debt, which includes a loss of $146 million for the make-whole premium calculated in accordance with the terms of the indenture governing such notes and the write-off of $16 million of unamortized deferred financing costs.

HDS issued a notice of redemption to holders of the First Lien Notes on August 2, 2017 for a redemption date of September 1, 2017. The Company has not yet definitively determined how it will use the remaining net proceeds from the Transactions and continues to evaluate additional debt repayment and other options in regards to the use of such net proceeds therefrom.

HD SUPPLY HOLDINGS, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

Amounts in millions, except share and per share data

	Year ended January 31, 2016
	As Reported	Disposition (1)	Pro forma

Net Sales	$7,123	$(2,508)	$4,615
Cost of sales	4,734	(1,933)	2,801
Gross Profit	2,389	(575)	1,814

Operating expenses:
Selling, general and administrative	1,535	(351)	1,184
Depreciation and amortization	108	(11)	97
Restructuring	9	(1)	8
Total operating expenses	1,652	(363)	1,289
Operating Income	737	(212)	525
Interest expense	394	—	394
Loss on extinguishment of debt	100	—	100
Other (income) expense, net	1	—	1
Income (Loss) from Continuing Operations Before Provision (Benefit) for Income Taxes	242	(212)	30
Provision (benefit) for income taxes	(1,084)	(86)	(1,170)
Income (Loss) from Continuing Operations	1,326	(126)	1,200

Weighted average shares outstanding (thousands):
Basic	197,011		197,011
Diluted	201,308		201,308
Income (loss) from continuing operations per share:
Basic	$6.73		$6.09
Diluted	$6.59		$5.96

Adjustments reflect:

(1) Elimination of the historical revenue and expenses of Waterworks, as if the sale had occurred at the beginning of the period presented.

HD SUPPLY HOLDINGS, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

Amounts in millions, except share and per share data

	Year ended February 1, 2015
	As Reported	Disposition (1)	Pro forma
Net Sales	$6,682	$(2,426)	$4,256
Cost of sales	4,487	(1,897)	2,590
Gross Profit	2,195	(529)	1,666

Operating expenses:
Selling, general and administrative	1,446	(330)	1,116
Depreciation and amortization	178	(12)	166
Restructuring	6	(1)	5
Total operating expenses	1,630	(343)	1,287
Operating Income	565	(186)	379
Interest expense	462	—	462
Loss on extinguishment of debt	108	—	108
Other (income) expense, net	(3)	—	(3)
Income (Loss) from Continuing Operations Before Provision (Benefit) for Income Taxes	(2)	(186)	(188)
Provision (benefit) for income taxes	36	(13)	23
Income (Loss) from Continuing Operations	(38)	(173)	(211)

Weighted average shares outstanding (thousands):
Basic	193,962		193,962
Diluted	193,962		193,962
Income (loss) from continuing operations per share:
Basic	$(0.20)		$(1.09)
Diluted	$(0.20)		$(1.09)

Adjustments reflect:

(1) Elimination of the historical revenue and expenses of Waterworks, as if the sale had occurred at the beginning of the period presented.

HD SUPPLY HOLDINGS, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

Amounts in millions

	As of April 30, 2017
		Adjustments*
	As Reported	Disposition (1)	Use of Proceeds (2)	Pro forma
ASSETS
Current assets:
Cash and cash equivalents	$70	$2,440	$(1,350)	$1,160
Receivables	1,015	(404)	—	611
Inventories	913	(274)	—	639
Other current assets	40	(3)	—	37
Total current assets	2,038	1,759	(1,350)	2,447
Property and equipment, net	309	(49)	—	260
Goodwill	2,869	(1,061)	—	1,808
Intangible assets, net	109	(9)	—	100
Deferred Tax asset	579	(254)	33	358
Other assets	22	—	—	22
Total assets	$5,926	$386	$(1,317)	$4,995

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$721	$(319)	$—	$402
Accrued compensation and benefits	84	(18)	—	66
Current installments of long—term debt	14	—	—	14
Other current liabilities	156	(5)	(25)	126
Total current liabilities	975	(342)	(25)	608

Long term debt, excluding current installments	3,716	—	(1,238)	2,478
Other liabilities	112	—	—	112
Total liabilities	$4,803	$(342)	$(1,263)	$3,198

Stockholders’ equity (deficit):
Common stock	2	—	—	2
Paid—in capital	3,994	—	—	3,994
Accumulated deficit	(2,850)	728	(54)	(2,176)
Accumulated other comprehensive loss	(14)	—	—	(14)
Treasury stock	(9)	—	—	(9)
Total stockholders’ equity (deficit)	1,123	728	(54)	1,797
Total liabilities and stockholders’ equity (deficit)	$5,926	$386	$(1,317)	$4,995

*Adjustments reflect:

(1) Elimination of the assets & liabilities of Waterworks, receipt of $2.5 billion of sale proceeds, payment of an estimated $40 million of transaction fees and $20 million of related taxes, and recognition of the $728 million gain on sale, net of taxes, as if the sale occurred on April 30, 2017.

(2) The use of $1,350 million of net proceeds from the Transactions to redeem all of the outstanding $1,250 million aggregate principal of the First Lien Notes, payment of a $77 million make-whole premium calculated in accordance with the terms of the indenture governing the First Lien Notes, and payment of $25 million of accrued but unpaid interest to the redemption date, offset by the reduction of $2 million of tax payments as a result of the redemption.

The redemption results in the recognition of a $54 million loss on extinguishment of the debt, net of taxes, which includes the $77 million make-whole premium, the write-off of $12 million of unamortized deferred financing costs, and $35 million of tax benefit.

HDS issued a notice of redemption to holders of the First Lien Notes on August 2, 2017 for a redemption date of September 1, 2017. The Company has not yet definitively determined how it will use the remaining net proceeds from the Transactions and continues to evaluate additional debt repayment and other options in regards to the use of such net proceeds therefrom.